Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Sonex Research, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Stattement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.


























                              SONEX RESEARCH, INC.
                                23 Hudson Street
                            Annapolis, Maryland 21401


                       2001 ANNUAL MEETING OF SHAREHOLDERS

                      NOTICE OF MEETING AND PROXY STATEMENT


To the Shareholders of Sonex Research, Inc.:

        The 2001 Annual Meeting of Shareholders of Sonex Research, Inc. (the "Corporation") will be held on Thursday, September 27, 2001 at 10:00 a.m. local time in the Dorsey Room in the Hampton Inn & Suites, located in the ARINC Corporate Park, 124 Womack Drive, Annapolis, Maryland. Holders of record of the Common Stock and Preferred Stock of the Corporation at the close of business on August 10, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

        There are no matters before the holders of the Corporation's Preferred Stock. The holders of Common Stock will act upon the following matter and such other matters as may properly come before the Annual Meeting or any adjournment thereof:

        COMMON STOCK PROPOSAL: To elect one individual to serve as a Class III Common Stock director of the Corporation until the Annual Meeting of Shareholders in 2004 and until his successor is duly elected and qualified.

        If you own shares represented by stock certificates, you will have received proxy material directly from the Corporation, and the accompanying Proxy return envelope will be addressed to the Corporation. If, however, your shares are on deposit in an account with a financial institution such as a brokerage house or bank (i.e., held in "street name"), you will have received proxy material, including a computer-generated voting instructions form, from a proxy processing firm. Please return this form for shares held in street name in the accompanying return envelope that is addressed to the proxy processing firm, or follow the instructions for voting by telephone. If you own some shares registered in your name and other shares in street name, you may receive separate mailings of proxy materials. Please be sure to use the proxy form and return envelope supplied with each mailing.

        Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the Proxy or voting instructions form in the accompanying envelope promptly to assure that your shares are represented at the meeting. If no direction is indicated, returned Proxies will be voted "FOR" the Common Stock Proposal.

        You may attend the Annual Meeting and vote shares registered in your name in person either by submitting a completed Proxy or by completing a ballot at the Annual Meeting; however, if you hold shares in street name and wish to vote in person, you must mark the appropriate box on the proxy voting instruction form and return it to the proxy processing firm, which will then send you a Legal Proxy to allow you to vote the shares by ballot at the Annual Meeting. If you own shares registered in your name and have returned the Proxy to the Corporation but later decide to attend the Annual Meeting in person, you may revoke your Proxy at the Annual Meeting and cast your vote in person by ballot.

                                           By Order of the Board of Directors


                                           George E. Ponticas
                                           Secretary
                                           August 22, 2001





                                   INTRODUCTION

        This Notice of Meeting and Proxy Statement is furnished to shareholders of Sonex Research, Inc. (the "Corporation") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held on September 27, 2001 for the purposes set forth on the cover page of this Notice of Meeting and Proxy Statement. The cost of preparing, assembling and mailing of proxy materials will be borne by the Corporation.

        The Corporation will supply Proxies and proxy materials as requested to brokerage houses and other custodians, nominees and fiduciaries for transmission to the beneficial owners of the Corporation's Common Stock. The Corporation will reimburse such brokerage houses and other custodians for their expenses. The approximate mailing date of this Notice of Meeting and Proxy Statement is August 22, 2001.


                                     QUORUM/VOTING

        A quorum is required in order for the Corporation to conduct business at the Annual Meeting. The presence, in person or by Proxy, of the majority in number of the outstanding shares of Common Stock as of the record date constitutes a quorum. If a quorum is attained at the Annual Meeting, directors will be elected by a plurality of the shares present and entitled to vote.


               AUTHORITY GRANTED BY THE PROXY/REVOCATION OF PROXY

     Unless otherwise directed by the shareholder, the shares represented by executed Proxies returned to the Corporation will be voted "FOR" the election of directors, and in the discretion of the Proxy holders as to other matters coming before the Annual Meeting. A Proxy may be revoked before it is voted if written notice from the shareholder to the Corporation's Secretary is received at any time prior to its use, and such Proxy shall be deemed revoked if the shareholder is present at the Annual Meeting and gives written notice to the Corporation's Secretary of his revocation at such time.






                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        The Corporation has two classes of voting securities: its $.01 par value common stock (the "Common Stock") and its $.01 par value convertible preferred stock (the "Preferred Stock"). Each share of Preferred Stock is convertible at any time at the option of the holder into Common Stock at the rate of $.35 per share of Common Stock. The Preferred Stock has priority in liquidation over the Common Stock, but it carries no stated dividend. Additionally, the holders of Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. The only other matters with respect to which holders of Preferred Stock are entitled to vote concern a consolidation, merger, share exchange or transfer of assets.

        The Corporation is presently authorized to issue up to 48 million shares of Common Stock and 2 million shares of Preferred Stock. There were 20,341,861 shares of Common Stock and 1,540,001 shares of Preferred Stock issued and outstanding at the close of business on August 10, 2001, the date fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote on the Common Stock Proposal and on all other matters to come before the Annual Meeting. Abstentions and broker non-votes will not be counted as affirmative votes at the Annual Meeting.

        The following table sets forth as of August 10, 2001 information relating to beneficial ownership of Common Stock by directors of the Corporation, directors and executive officers of the Corporation as a group, and any other persons known by the Corporation to be the beneficial owner of more than five percent of the currently issued and outstanding Common Stock. A reporting person is deemed to be the "beneficial owner" of a security if that person has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Under this definition, more than one person may be deemed to be a beneficial owner of securities as to which he has no record ownerhip interest, and the same shares may be beneficially owned by more than one reporting person.

        Beneficial ownership includes securities which the reporting person currently owns or has the right to acquire within sixty days through the exercise of options and warrants or through the conversion of Preferred Stock. The percentage of beneficial ownership for a reporting person is based on the number of outstanding shares of Common Stock of the Company plus the number of shares which the reporting person has the right to acquire within sixty days, but does not include shares which any other reporting person has the right to acquire. Unless otherwise noted, all shares are beneficially owned and sole voting and investment power is held by the persons named.











                           Total Beneficial Ownership
                           --------------------------

                              Common     Rights to    Total shares
                              shares      acquire     beneficially     Percent
 Name and address (1)         owned       shares         owned        of class
 --------------------       ---------    ---------     ---------      --------

Nuno Brandolini               111,726      339,000        450,726         2.2
Lawrence H. Hyde              644,986    1,285,430      1,930,416         9.3
Charles C. McGettigan       1,383,118    2,078,948      3,462,066  (3)   15.4
George E. Ponticas            236,262      308,750        545,012         2.6
Andrew A. Pouring             763,239      290,066      1,053,305         5.1
Myron A. Wick, III          1,383,118    2,078,948      3,462,066  (3)   15.4

All directors & officers
 as a group (6 persons)     3,139,331    4,302,194      7,441,525        30.2

Herbert J. Mitschele, Jr.
  Far Hills, NJ             1,021,655       77,857      1,099,512         5.4

Proactive , et.al. (2)
  San Francisco, CA         2,732,064    3,479,895      6,211,959        26.1

-----------------------------
(1) The business address for each director and named executive officer is 23 Hudson Street, Annapolis, Maryland, 21401.
(2) Includes shares beneficially owned directly and indirectly by Proactive Partners, L.P. and several affiliated entities and individuals ("Proactive et.al."), as reported in a Form 13D filing with the Securities and Exchange Commission.
(3) Includes 3,123,066 shares beneficially owned by Proactive et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive et.al. Both individuals exercise shared voting and investment power with respect to such shares.



                           Rights to Acquire Shares
                           ------------------------
                                                                         Total
                                      Exercisable            Preferred rights to
                         Exercisable    (put)/   Exercisable   stock    acquire
        Name               options     call (2)    warrants  converted  shares
--------------------      ----------  ---------   ---------  --------- ---------

Nuno Brandolini              339,000                                     339,000
Lawrence H. Hyde             464,000   821,430                         1,285,430
Charles C. McGettigan (1)    339,000  (410,715)     79,235   2,071,428 2,078,948
George E. Ponticas           258,750                50,000               308,750
Andrew A. Pouring            227,566                62,500               290,066
Myron A. Wick, III (1)       339,000  (410,715)     79,235   2,071,428 2,078,948

All directors & officers
 as a group (6 persons)    1,967,316   410,715     191,735   2,071,428 4,302,194

Herbert J. Mitschele, Jr.                           35,000      42,857    77,857

Proactive , et.al. (2)
  San Francisco, CA                   (821,430)    158,469   4,142,856 3,479,895

---------------------------

(1) Includes 1,739,948 shares beneficially owned by Proactive, et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive, et.al. Both individuals exercise shared voting and investment power with respect to such shares.
(2) Represents the currently exercisable portions of ten-year options granted in December 1997 and December 1999 by Proactive, et.al. to Mr. Hyde to purchase 714,286 shares and 500,000 shares, respectively, of Common Stock presently owned by Proactive, et.al., at an exercise price of $.35 and $.50 per share, respectively. The December 1997 and December 1999 options become exercisable at the rate of 20% and 25%, respectively, per year beginning with the date of grant. Because these agreements relate to shares which are already outstanding, the exercise of such rights will not result in an increase in the total number of the Corporation's outstanding shares for purposes of computing the percentage of beneficial ownership of each reporting person. Mr. McGettigan and Mr. Wick each has indirect beneficial ownership in 50% of the shares subject to these agreements.


                               BOARD OF DIRECTORS

       The Corporation's Board of Directors is divided into two categories: (1) "Common Stock" directors elected by the holders of Common Stock; and (2) "Preferred Stock" directors elected by the holders of Preferred Stock. These two categories of directors are further divided into three classes as nearly equal in number as possible, with the term of one of the three classes of directors expiring at each annual meeting of shareholders. The members of each class of directors are to hold office for terms of three years until their successors have been elected and qualified. The holders of the Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. During 2000 the Board of Directors held five meetings. All of the directors attended at least 75% of the total number of regularly scheduled meetings with the exception of Mr. Brandolini.

        The Corporation's By-laws state that the Board of Directors shall consist of not fewer than three directors, with the total number of directors to be set by the Board by resolution. Following the resignation of three Preferred Stock directors and one Common Stock director in 1997, the total number of directors is now five, two of whom are Preferred Stock directors and three of whom are Common Stock directors. As a result of the decrease in the number of directors, the functions of the former Compensation and Audit Committees of the Board have been performed by the Board as a whole. The Board has an Executive Committee, consisting of Mr. Wick, Dr. Pouring and Mr. Hyde, which meets on short notice when required during intervals between meetings of the full Board. The Executive Committee has authority to exercise all of the powers of the Board of Directors, subject to specific directions of the Board of Directors and subject to the limitations of the Maryland Corporation Law. The Executive Committee did not hold any meetings during 2000, but its members met informally by telephone several times as needed.

        In performing the duties typically assigned to an audit committee, the entire Board of Directors has (1) reviewed and discussed the 2000 audited financial statements of the Corporation with management; (2) discussed with the independent accountants of the Corporation the independent accountants' judgments about the quality, not just the acceptability, of the Corporation's accounting principles, including the clarity and completeness of the financial statements and related note disclosures; (3) received written assurance from the independent accountants with respect to independence; and (4) recommended that the 2000 audited financial statements be included in the December 31, 2000 Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

        The function of recommending potential nominees for Board positions is performed by the Board as a whole. It is also the policy of the Board to consider nominees recommended by security holders. Such recommendations should be addressed to the Chairman of the Board, at the address of the Corporation, and should include the name and address of the security holder submitting the nomination and a detailed listing of the business experience and particular qualifications of the nominee. The Board will review the nomination at its next meeting following receipt of the nomination and respond accordingly to the security holder who submitted the nomination.


                                STOCK OPTION PLAN

        The Corporation maintains a non-qualified stock option plan (the "Plan") which has made available for issuance a total of 7.5 million shares of Common Stock. All directors, full-time employees and consultants to the Corporation are eligible for participation. Option awards are determined at the discretion of the Board of Directors. Upon a change in control of the Corporation, all outstanding options granted to employees and directors become vested with respect to those options which have not already vested. Options outstanding expire at various dates through September 2011, and have an average exercise price of $.52 per share. As of August 10, 2001, there were outstanding options to purchase 4,289,691 shares of Common Stock, of which options to purchase 3,864,691 shares are currently exercisable. As of August 10, 2001, options to purchase 1,774,641 shares of Common Stock remain available for future grant.


                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the compensation paid by the Corporation for the last three years to its executive officers who earned annual compensation during the most recently completed year in excess of $100,000 (together referred to as the "Named Executives").











                           Summary Compensation Table

                                        Annual compensation
                                 --------------------------------
                                        Salary                       Long-term
                                 --------------------     Accrued   compensation
     Name and Position    Year   In cash     Deferred      bonus    # of options
     -----------------    ----   ---------   --------    --------   ------------

Dr. Andrew A. Pouring     2000   $ 87,500    $ 37,500    $ 10,000      35,000
 CEO & Chief Scientist    1999     84,000      36,000       7,500      35,000
                          1998     72,000      48,000                  35,000

Mr. George E. Ponticas    2000   $ 86,400    $  9,600    $ 10,000      30,000
 CFO & Secretary          1999     82,800       9,200       6,000     125,000
                          1998     82,800       9,200                  25,000

        The authorized full annual salaries for Dr. Pouring and Mr. Ponticas were increased in January 2000 from $120,000 to $125,000 and from $92,000 to $96,000, respectively, representing the first increase since January 1997.

     In order to help conserve the Corporation's limited cash resources, however, the Named Executives for several years have voluntarily deferred receipt of payment of significant portions of their authorized annual salaries upon request by the Board of Directors. By agreement with the Corporation, these individuals and other current and former employees have consented to the deferral of payment of amounts so accumulated until the Corporation has received licensing revenue of at least $2 million or at such earlier date as the Board of Directors determines that the Corporation's cash flow is sufficient to allow such payment.

        For many years through 1998, Dr. Pouring had been deferring 40% of his annual salary. In January 1999 the percentage deferral was reduced to 30%. Mr. Ponticas has been deferring 10% of his annual salary for the last several years. The conditions that would require repayment of deferred amounts have yet to occur. As of December 31, 2000, a total of $372,480 and $105,757 in deferred salary is owed to Dr. Pouring and Mr. Ponticas, respectively.

        In December of both 2000 and 1999, the Corporation awarded bonuses totaling $30,000 and $25,000, respectively, to its officers and employees, including the amounts reported above for the Named Executives. The bonus awards in both years were made with the stipulation that payment of such bonuses would be deferred until the Board of Directors determines that the Corporation's cash resources are sufficient to enable such payments. As of December 31, 2000, $10,000 and $13,000 in accrued bonuses remained payable to Dr. Pouring and Mr. Ponticas, respectively.

        In order to avoid long-term financial commitments, the Corporation does not have employment agreements with any of its personnel. The salaries of executive officers are set by the Board of Directors on an annual basis. With the exception of the granting of stock options, the Corporation does not pay its Named Executives any bonuses or any type of long-term compensation in the form of restricted stock awards, stock appreciation rights (SARs) or other form of long-term incentive plan payments.



                        Option Grants In Last Fiscal Year

                                    Individual Grants
             -------------------------------------------------------------------
             Number of    % of total
            securities      options
            underlying    granted to
              options    employees in    Exercise     Market        Expiration
 Name         granted     fiscal year      price       price           date
 ----         -------     -----------      -----       -----       -------------

Pouring        35,000          28%          $.25       $.15        Dec. 27, 2010

Ponticas       30,000          24%          $.25       $.15        Dec. 27, 2010




               Aggregated Option/SAR Exercises In Last Fiscal Year
                      And Fiscal Year-end Option/SAR Values

                                    Number of securities    Value of unexercised
                                   underlying unexercised       in-the-money
                                      options/SARs at         options/SARs at
                                     December 31, 2000       December 31, 2000
          # of shares
          acquired on     Value         Exercisable/             Exercisable/
  Name     exercise     realized        unexercised             unexercised
--------  -----------   --------   ----------------------   -------------------

Pouring        0           $0

  Exercisable @ $.25                    8,750/35,000             $0/$0
  Exercisable @ $.50                  167,566/220,066            $0/$0
  Exercisable @ $.75                   18,750/25,000             $0/$0

Ponticas       0           $0

  Exercisable @ $.25                    7,500/30,000             $0/$0
  Exercisable @ $.50                  232,500/245,000            $0/$0
  Exercisable @ $.75                   18,750/25,000             $0/$0


        The exercise price of all options held by the Named Executives was higher than the December 31, 2000 market price of $.11 of the Corporation's publicly traded common stock.


                            COMPENSATION OF DIRECTORS

     Directors of the Corporation do not receive directors fees, but are reimbursed for expenses related to their activities as directors and are eligible to receive stock option grants. It has been the Corporation's policy since 1992 to grant outside directors stock options every three years that have a term of ten years and vest over a number of years. The exercise prices of these options have been set at the lower of the market price of the Common Stock on the date of grant and the average market price of the Common Stock for the ten trading days prior to the date of grant, although no options have been granted with an exercise price below $.50 per share. When an individual ceases to be a director of the Corporation, he loses the rights to any shares under these options which have not vested as of that date.


                             INDEPENDENT ACCOUNTANTS

     C. L. Stewart & Company have served as independent accountants for the Corporation since 1997. The Corporation has had no disagreements with C. L. Stewart & Company on any matter of accounting principles or practices or financial statement disclosure. It is expected that a representative of C. L. Stewart & Company will be present at the shareholders meeting and will have an opportunity to make a statement, should they desire to do so, and will be available to answer appropriate questions.


                          ANNUAL REPORT ON FORM 10-KSB

     A copy of the Corporation's 2000 Annual Report on Form 10-KSB containing financial statements of the Corporation has been mailed to all shareholders with this Notice of Meeting and Proxy Statement.



                              COMMON STOCK PROPOSAL
                        ELECTION OF COMMON STOCK DIRECTOR

        Dr. Andrew A. Pouring was nominated by the Board of Directors at its meeting on July 9, 2001 for election as a Class III Common Stock director. The persons named in the enclosed Proxy have the intention of voting for the election of the nominee unless the shareholder specifies otherwise. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting the persons named in the Proxy will vote in accordance with their best judgment.



                             COMMON STOCK DIRECTORS

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

    Nuno Brandolini                   47        II          1982          2003
    Lawrence H. Hyde                  77         I          1986          2002
    Andrew A. Pouring (nominee)       69       III          1980          2001


        Mr. Nuno Brandolini has been a director of the Corporation since January 1982 and was elected a Vice Chairman of the Board in May 1988. Mr. Brandolini has spent his career in the buyout and finance industries, both as a principal in a number of small and medium-size management firms, as well as in an executive position with Salomon Brothers, Inc. Since November 1995 Mr. Brandolini has been the Chairman of the Board and Chief Executive Officer of Scorpion Holdings, Inc., a merchant banking company. He has a law degree from the University of Paris and he received an MBA from The Wharton School of the University of Pennsylvania.

        Mr. Lawrence H. Hyde has been a director of the Corporation since September 1986, serving as Chairman of the Board from June 1987 to June 1993 and as President since October 1997. Mr. Hyde is a private investor with interests in a number of publicly and privately held companies. He spent the majority of his business career as an executive in the automotive industry, serving in various engineering, marketing, international, and chief executive capacities for AM General Company, American Motors Corporation and Ford Motor Co. Currently, Mr. Hyde also serves as a trustee of the American University in Cairo, where he is also chairman of the Karnak Equity Fund. Mr. Hyde is a graduate of Harvard College and Harvard Business School.

        Dr. Andrew A. Pouring has been a full-time employee, director, and Chief Scientist of the Corporation since 1980, serving as President from April 1980 through November 1991, and as Chief Executive Officer since May 1985. In November 1991 he was elected a Vice Chairman of the Board of Directors. He has co-authored all of the Corporation's patented inventions. Prior to forming the Corporation, Dr. Pouring served as a Professor of Aerospace Engineering at the U.S. Naval Academy, including four years as the Chairman of the Academy's Department of Aerospace Engineering. Dr. Pouring is a member of various professional and scientific societies, including the American Society of Mechanical Engineers and the Society of Automotive Engineers. Dr. Pouring received his Bachelors and Masters degrees in mechanical engineering from Rensselaer Polytechnic Institute. He received his Doctor of Engineering degree from Yale University, where he also was a post doctoral research fellow and lecturer.



                            PREFERRED STOCK DIRECTORS

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

    Charles C. McGettigan             56        I           1992          2002
    Myron A. ("Mike") Wick, III       57        I           1991          2002


     Mr. Charles C. McGettigan has been a director of the Corporation since February 1992. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm, following a career as an executive with major investment banking firms, including Hambrecht & Quist, Inc. and Dillon, Read & Co. Inc. He currently serves on the Boards of Directors of Cuisine Solutions, Inc., Modtech, Inc., PMR Corporation, Tanknology - NDE Corporation, WrayTech Instruments, Inc., and Onsite Energy, Inc., of which he is the Chairman. Mr. McGettigan is a graduate of Georgetown University, and received his MBA in Finance from The Wharton School of the University of Pennsylvania.

     Mr. Myron A. ("Mike") Wick, III, has been a director of the Corporation since November 1991 and was elected Chairman of the Board of Directors in June 1993. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. Wick co-founded McGettigan, Wick & Co., Inc., an investment banking firm. From 1985 to 1988 Mr. Wick was Chief Operating Officer of California Biotechnology, Inc. in Mountain View, California. He currently serves on the Boards of Directors of Modtech, Inc., StoryFirst Communications, Inc., Tanknology - NDE Corporation, and WrayTech Instruments, Inc., of which he is the Chairman. Mr. Wick received a B.A. degree from Yale University and an MBA from the Harvard Business School.


                            OTHER EXECUTIVE OFFICERS

     Mr. George E. Ponticas, age 42, has been Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Corporation since September 1991. From May 1987 through August 1991, he served as the Corporation's
Controller and Assistant Secretary. Prio to joining the Corporation, Mr. Ponticas was a member of the auditing staff of Price Waterhouse in Baltimore, Maryland, attaining the position of audit manager. Mr. Ponticas is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He received his B.S. in Accounting from Loyola College in Maryland.


                      SECTION 16(a) REPORTING REQUIREMENTS

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to provide copies of all such reports to the Corporation. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the Corporation believes that all of its officers, directors, and greater than 10% shareholders complied with all such filing requirements for its last fiscal year.


                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the meeting other than those specifically set forth in the notice thereof. If any such matters should arise, it is intended that the persons named in and acting under the enclosed form of Proxy or their substitutes will vote thereon in accordance with their best judgment.


           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Any proposal intended to be presented at the 2002 Annual Meeting of Shareholders and included in the Corporation's proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders must be received at the Corporation's principal executive offices in Annapolis, Maryland, on or before January 1, 2002.





                           APPENDIX A - FORM OF PROXY


PROXY                  Sonex Research, Inc. - Common Stock


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints LAWRENCE H. HYDE and GEORGE E. PONTICAS, or each of them, as Proxies, each with the power to appoint his substitute, to represent and vote all shares of Common Stock of and on behalf of the undersigned, as designated below and upon or in connection with the transaction of all other business at the Annual Meeting of Holders of Common Stock of Sonex Research, Inc. to be held September 27, 2001, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


    The Board of Directors unanimously recommends a vote "FOR" the following:


COMMON STOCK PROPOSAL 1:  Election of Directors

        Andrew A. Pouring       [ ] FOR                [ ] WITHHOLD AUTHORITY


     WHEN PROPERLY EXECUTED AND RETURNED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" COMMON STOCK PROPOSAL 1 AS SET FORTH ON THIS CARD.


                                     Dated _______________ , 2001


                                     ----------------------------
                                              Signature


                                     ----------------------------
                                      Signature (if held jointly)


     PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. If shares are held in the names of two or more persons, all must sign. When signing in a representative or fiduciary capacity, give full title as such. If signer is a corporation, sign corporate name by fully authorized officer.